Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-102824) and in the Registration Statements on Form S-8 (File Nos. 33-36602, 33-36603, 33-57913, 33-61347, 333-09261, 333-32675, 333-60031, 333-60033, 333-83973, 333-42478, 333-65990, 333-97277, 333-107855, 333-107856, 333-109952, 333-114803, 333-138004 and 333-142830) of Wendy’s International, Inc. of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
February 27, 2008